Deloitte & Touche
_________________        _____________________________________________________
                         3900 US Bancorp Tower         Telephone:(503)222-1341
                         111 SW Fifth Avenue           Facsimile:(503)224-2172
                         Portland, Oregon 97204-3698




                                                                  Exhibit (23)





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of PacifiCorp on Form S-8 of our reports dated February 18, 1994 (which express unqualified opinions and include an explanatory paragraph relating to the change in the Company's method of accounting for income taxes and other post-retirement benefits), appearing in and incorporated by reference in the Annual Report on Form 10-K of PacifiCorp for the year ended December 31, 1993 and to the reference to us under the heading "Experts" the Prospectus, which is part of this Registration Statement.




DELOITTE & TOUCHE
Portland, Oregon

June 16, 1994